UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 1, 2009.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX.

WARRANT

to acquire common shares of

RESPONSE BIOMEDICAL CORPORATION

Warrant Certificate No. 43	Certificate for 1,666,667 Warrants, each entitling the holder to acquire one Share of Response Biomedical Corporation

THIS IS TO CERTIFY THAT, for value received,

Othmar Iseli
Seeweg 22
Guttingen, TG, Switzerland
8SG4

(the "**Holder**") is the registered Holder of the number of common share purchase warrants (the "**Warrants**") of the Corporation specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture hereinafter referred to, to purchase at any time before 4:00 p.m. (Vancouver time) on October 28, 2011 (the "**Expiry Date**"), one fully paid and non-assessable common share without par value in the capital of the Corporation as constituted on the date hereof (a "**Share**") for each Warrant by surrendering to Computershare Trust Company of Canada (the "**Warrant Agent**") at its principal transfer office in the Cities of Vancouver or Toronto with this certificate an exercise form in the form attached hereto duly completed and executed, accompanied by cash, a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation at par in the city where this Warrant Certificate is so surrendered in an amount equal to the purchase price of the Shares so subscribed for.

Surrender of this Warrant Certificate, the duly completed exercise form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at the Cities of Vancouver and Toronto.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price (the "**Exercise Price**") upon the exercise of a Warrant shall be CDN.$0.20 per Warrant.

Certificates for the Shares subscribed for will be mailed to the persons specified in the exercise form at their respective addresses specified therein or, if so specified in the exercise form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the Holder hereof